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                                                                  Exhibit 10(v)

                          BANK OF AMERICA CORPORATION
                 SUMMARY OF CORPORATE MANAGEMENT INCENTIVE PLAN


I.     Objective of the Plan
       ---------------------

       The purposes of this plan is to retain key management of the Corporation and to motivate them to increase shareholders' wealth.

II.    Participants
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       Participants are approved by the Management Compensation Committee.
       Participants whose employment is terminated (either by Bank of America or the participant) prior to the receipt of payment will not be eligible to receive the award. This rule does not apply in cases related to death, retirement or disability.

III.   Determination of the Annual Fund
       --------------------------------

       Funding will be based on a target incentive award and the achievement of goals or objectives as determined at the beginning of the year. Preliminary funding of the pool will be based primarily on the Corporation's achievement of its financial goals such as EPS growth, Revenue growth, SVA.

       . If the Corporation achieves a minimum performance level, the funding level will be adjusted accordingly. If this minimum level of performance is not achieved, a pool will not be funded.

       . Upon achievement of the target performance level, a pool will be funded based on the targeted incentive award for all participants in the plan.

       . The pool funding for achievement above target performance will be determined by the Management Compensation Committee.

       The pool as determined above may be adjusted up or down based on the Corporation's financial performance and achievement of goals or objectives as determined by the Management Compensation Committee.

IV.    Funding Allocation/Award Determination
       --------------------------------------

       Participants will be evaluated on the achievement of specific performance goals. The Management Compensation Committee has the authority to:

       A. Determine the award amount, if any, to eligible participants based on guidelines or rules deemed appropriate.

       B. Allocate among the eligible participants all or any portion of the pool funded.

       C. Reduce or eliminate awards based on a less than acceptable level of performance.

V.     Plan Year
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       The plan year shall be from January 1 to December 31.